Registration No.      -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Nova LifeStyle, Inc.
(Exact name of registrant as specified in its charter)

Nevada	90-0746568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6565 E. Washington Blvd. Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Nova LifeStyle, Inc. 2014 Omnibus Long-Term Incentive Plan
(Full title of the plan)

Thanh H. Lam
President
Nova LifeStyle, Inc.
6565 E. Washington Blvd.
Commerce, CA 90040
(Name and address of agent for service)

(323) 888-9999
(Telephone number, including area code, of agent for service)

Copies to:
Thomas Wardell, Esq. McKenna Long & Aldridge LLP 303 Peachtree Street, NE Suite 5300 Atlanta, Georgia 30308-3201 (404) 527-4990
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                     Accelerated filer ☐
Non-accelerated filer ☐  (Do not check if a smaller reporting company)                     Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $0.01 per share	4,000,000	U.S. $4.20	U.S. $16,800,000	U.S. $2,163.84

(1)
Nova LifeStyle, Inc., a Nevada corporation (the “Company” or “Nova”), is registering 4,000,000 shares of Common Stock pursuant to the Nova LifeStyle, Inc. 2014 Omnibus Long-Term Incentive Plan (the “Plan”).  Pursuant to paragraph (a) of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereunder such indeterminate number of additional shares of Common Stock as may become issuable under the Plan as a result of stock splits, stock dividends or similar transactions that result in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)
The offering price for these shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of our Common Stock as quoted on the Nasdaq Global Market on July 29, 2014, a date within five business days of the filing date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in this Part I of Form S-8 have been, or will be, sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Note to the instructions to Part I of Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered part of this registration statement, and later information that we file with the Commission will automatically update and supersede this information.  We incorporate by reference documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all securities offered in this registration statement have been sold or which de-registers all securities then remaining unsold.

The following documents previously filed by the Company with the Commission are incorporated in this registration statement by reference and shall be deemed a part hereof:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on march 31, 2014.

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the Commission on May 15, 2014.

3.
The Company’s Current Report on Form 8-K filed on April 14, 2014, the Company’s Current Report on Form 8-K/A filed on April 14, 2014, the Company’s Current Report on Form 8-K filed on June 30, 2014, the Company’s Current Report on Form 8-K filed on July 2, 2014 and the Company’s Current Report on Form 8-K/A filed on July 10, 2014; and

4.	The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-36259), as filed with the Commission on January 13, 2014.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting the Company at the following address:

Nova LifeStyle, Inc.
6565 E. Washington Blvd.
Commerce, CA 90040
Telephone: (323) 888-9999

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.                      Description of Securities.

Not Applicable.

Item 5.                      Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                      Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Articles of Incorporation and Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 7.                      Exemption from Registration Claimed.

Not Applicable.

Item 8.                      Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
4.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-163019) filed on November 10, 2009)
4.2	Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
4.3
Certificate of Amendment to Articles of Incorporation filed with the Secretary of the State of Nevada on December 15, 2009, and effective as of September 9, 2009 (Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

4.4	Specimen Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
4.5	Nova LifeStyle, Inc. 2014 Omnibus Long-Term Incentive Plan (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A (File No. 001-36259) filed on July 10, 2014)
5.1	Opinion of McKenna Long & Aldridge LLP
23.1	Consent of Marcum Bernstein & Pinchuk llp
23.2	Consent of McKenna Long & Aldridge LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1	Powers of Attorney (see signature pages to this registration statement)

Item 9.                      Undertakings

(a)           RULE 415 OFFERING.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Commerce, State of California, on July 30, 2014.

Nova LifeStyle, Inc. (Registrant)

By:	/s/ Thanh H. Lam
Thanh H. Lam
Chairperson and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ya Ming Wong and Thanh H. Lam, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and  any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents (or any of them), or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 30, 2014.

Signature	Title

/s/ Ya Ming Wong	Chief Executive Officer (Principal Executive Officer)
Ya Ming Wong

/s/Yuen Ching Ho	Director and Chief Financial Officer (Principal Financial and Principal Accounting Officer)
Yuen Ching Ho

/s/Thanh H. Lam	Chairperson and President
Thanh H. Lam

/s/James R. Talevich	Director
James R. Talevich

/s/Michael Viotto	Director
Michael Viotto

/s/Chung Shing Yam	Director
Chung Shing Yam

/s/Peter Kam	Director
Peter Kam

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-163019) filed on November 10, 2009)
4.2	Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
4.3
Certificate of Amendment to Articles of Incorporation filed with the Secretary of the State of Nevada on December 15, 2009, and effective as of September 9, 2009 (Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

4.4	Specimen Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
4.5	Nova LifeStyle, Inc. 2014 Omnibus Long-Term Incentive Plan (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A (File No. 001-36259) filed on July 10, 2014)
5.1	Opinion of McKenna Long & Aldridge LLP
23.1	Consent of Marcum Bernstein & Pinchuk LLP
23.2	Consent of McKenna Long & Aldridge LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1	Powers of Attorney (see signature pages to this registration statement)